U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported) May 17, 1999


                              SOONER HOLDINGS, INC.
                 (Name of small business issuer in its charter)


           OKLAHOMA                       0-18344                73-1275261
(State or other jurisdiction of    (Commission File Number)     IRS Employer
 incorporation or organization)                              Identification No.)


             2680 West Interstate 40, Oklahoma City, Oklahoma 73108
               (Address of principal executive offices) (Zip Code)


                                 (405) 236-8332
                           (Issuer's telephone number)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On May 17, 1999, the Issuer engaged Grant Thornton LLP as its principal accountant to audit its financial statements, commencing with its fiscal year ended December 31, 1998. Grant Thornton LLP will also audit the financial statements of New Directions related to the operation of a community corrections business. The operating assets of New Directions were acquired by a newly formed subsidiary of the Issuer in May 1998. The operations of New Directions from the date of the acquisition must be included in the Issuer's financial statements for the fiscal year ended December 31, 1998.

         The Company has not consulted with Grant Thornton LLP during the past two fiscal years concerning the application of accounting principals or any issues relating to accounting, auditing or financial reporting.

         Upon completion of Grant Thornton's audit, the Issuer will file a Current Report on Form 8-K related to the New Directions acquisition, together with audited financial statements of New Directions. The Issuer also expects to promptly file its late Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1998 and September 30, 1998, as well as its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

         The Company attributes the delay in filing its SEC reports to the certain material uncertainties that initially delayed the audit of New Directions and then in addition, the subsequent resignation of Arthur Andersen LLP as the Company's principal accountants. With the engagement of Grant Thornton LLP, the Issuer anticipates filing all its required filings, including the fiscal 1999 quarterly reports, within 90 days.

         Pending completion of the audit, the Issuer expects to report consolidated revenues for the fiscal year ending December 31, 1998 of approximately $1,050,000, compared to approximately $432,500 for the prior fiscal year. The Issuer expects to report a net loss of approximately $248,000 for the fiscal year ending December 31, 1998, as compared to net income of approximately $8,100 for the fiscal year ending December 31, 1997.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SOONER HOLDINGS, INC.


Dated: June 15, 1999                    By: /s/ R. C. Cunningham II
       ----------------------               ----------------------------
                                        R. C. Cunningham II
                                        CEO, President and Chairman